2nd Quarter Earnings Conference Call July 21, 2017 Exhibit 99.3

2nd quarter 2017 • Net Income(1) increased 18% over 2Q16 • EPS increased 25% over 2Q16 to $0.25 per share • Net interest income and other financing income increased 4% • Net interest margin increased 17 bps over 2Q16 to 3.32% • Non-interest expenses remain well controlled as efficiency efforts helped mitigate core expense inflation and the impact of new initiatives • Disciplined approach to credit continues to deliver positive results as we reported improvement in almost every credit metric (1) From continuing operations available to common shareholders Results reflect continued execution of our strategic plan 2 Profitability • Received no objection to planned capital actions. Board authorized share repurchase program up to $1.47 billion; proposed 29% increase in quarterly dividend subject to Board approval • Remain committed to prudently growing loans without compromising risk adjusted returns • Loan growth expected to increase modestly in second half of the year • Positioned to increase net interest income and other financing income even in the absence of meaningful loan growth aided in part by the strength of our deposit franchise Balance Sheet and Capital Optimization • Grew checking accounts, households, credit cards and wealth management relationships and assets under management • Recognized by Javelin Strategy & Research as a Trust in Banking Leaders Award winner and received the Gallup Great Workplace Award for the third consecutive year. • Remain committed to offering superior service, as well as financial advice, guidance and education to help customers reach their financial goals Focused on the Fundamentals

Prudently managing loans

Average loans and leases

($ in billions)


$82.0
$81.3
$80.6
$80.2
$80.1
30.8
31.1
31.5
31.2
31.1
51.2
50.2
49.1
49.0
49.0
2Q16
3Q16
4Q16
1Q17
2Q17
Business Lending
Consumer Lending

Quarter-over-Quarter:

- Average loan and lease balances remain relatively stable
- Total new and renewed loan production increased 46%
- Average consumer lending portfolio declined $87 million
  - Absent third-party indirect-vehicle run-off, consumer loans increased approximately $140 million
  - Full-year average decline from third-party indirect-vehicle portfolio expected between $500-$600 million
- Average Business lending portfolio increased $19 million
  - Growth driven by Commercial and Industrial loans - governmental & institutional, asset-based lending, financial services, and REIT portfolios
  - Average direct energy loans decreased $67 million and medical office building loans decreased $40 million
  - Expect 2Q momentum to drive modest loan growth through second half of year

Year-over-Year:

- Average loan and lease balances declined $1.9 billion
- Average consumer lending portfolio increased $329 million
- Average business lending portfolio declined $2.2 billion

REGIONS
3

Solid Deposit Mix

Average deposits by type


($ in billions)
$97.5 $97.9 $98.5 $97.9 $97.5
7.3 7.4 7.5 7.1 7.0
90.2 90.5 91.0 90.8 90.5
2Q16 3Q16 4Q16 1Q17 2Q17
Low-cost deposits
Time deposits + Other

Average deposits by segment


($ in billions)
$97.5 $97.9 $98.5 $98.0 $97.5
3.9 3.8 4.0 3.6 3.3
11.3 10.6 10.2 10.0 9.5
27.6 28.3 28.7 28.2 27.6
54.7 55.2 55.6 56.2 57.1
2Q16 3Q16 4Q16 1Q17 2Q17
Consumer Bank
Corporate Bank
Wealth Management
Other

Quarter-over-Quarter:

- Average deposits decreased $478 million
- Average Consumer deposits increased $890 million or 2%, reflecting the strength of the retail franchise
- Average Corporate deposits decreased $581 million or 2% driven by seasonal decline in public funds deposits
- Average Wealth Management deposits decreased $496 million or 5% as a result of ongoing strategic reductions of certain collateralized deposits
- Average Other deposits declined $291 million or 8% primarily due to declines in average retail brokered sweep deposits
- Deposit costs remained low at 15 basis points
- Funding costs remained low at 34 basis points

Year-over-Year:

- Total average deposits relatively stable
- Average Consumer deposits increased $2.4 billion
- Average Corporate deposits decreased $34 million
- Average Wealth Management deposits decreased $1.7 billion
- Average Other deposits decreased $669 million

REGIONS

4

$57 $8 $28 $3 Deposits by Customer Type(1) (Retail vs. Business) Other Segment Deposit Advantage Non-Interest Bearing Deposits by Customer Type(1) • Retail deposits consist of consumer and private wealth accounts and represent 67% of total deposits • Business deposits consist of corporate, institutional and other accounts and represent 33% of total deposits • 37% of total average 2Q17 deposits are non-interest bearing deposits • Approximately 44% of our consumer low-cost deposit dollars have been customers for over 10 years • Deposit MSA stratification ◦ ~50% of deposits <1M people ◦ ~35% of deposits <500K people Interest Bearing Deposits by Customer Type(1) 2Q16 3Q16 4Q16 1Q17 2Q17 18 18 18 19 19 17 $35 17 $35 18 $36 17 $36 17 $36 2Q16 3Q16 4Q16 1Q17 2Q17 44 44 45 46 45 18 $62 19 $63 17 $62 16 $62 16 $61 5 Consumer Segment Private Wealth* Corporate Segment Institutional Trust* $1 * Private Wealth and Institutional Trust deposits are combined into the Wealth Management Segment. (1) Average Balances ($ in billions)2Q17, ($ in billions) ($ in billions)

Improving net interest income[1] and net interest margin

Quarter-over-Quarter:

- Net interest income[1] (FTE) increased $23 million or 3%, and the net interest margin increased 7 bps
  - Both margin and income benefited from higher interest rates and favorable credit-related interest recoveries
  - One extra day in the quarter benefited net interest income[1] (FTE) by ~$5 million and negatively impacted net interest margin by ~ 2 bps
- Expect continued growth in net interest income[1] and expect net interest margin to be stable to up modestly

Year-over-Year:

- Net interest income[1] (FTE) increased $35 million or 4%, and the net interest margin increased 17 bps
  - Both margin and income benefited from higher market interest rates, prudent deposit cost management, the impact of balance sheet management strategies including higher securities balances, and favorable credit-related interest recoveries, partially offset by lower average loan balances.

Net interest income[1] and net interest margin



($ in millions)
$869
$856
$874
$881
$904
3.15%
3.06%
3.16%
3.25%
3.32%
2Q16
3Q16
4Q16
1Q17
2Q17
Net Interest Income and Other Financing Income (FTE)
Net Interest Margin

(1) Net interest income and other financing income

REGIONS
6

Growing and diversifying revenue

Quarter-over-Quarter:

- Non-interest income increased $15 million or 3%; includes the recognition of a $5 million deferred gain associated with the sale of affordable housing residential mortgage loans in 4Q16 (which is adjusted) and negative impact of operating lease impairment charges of $7 million in 2Q17 and $5 million in 1Q17 (which are not adjusted)
- Adjusted non-interest income[(1)] increased $9 million or 2%
  - Capital markets income increased $6 million due to increased M&A activity and fees from placement of permanent financing for real estate customers
  - Bank-owned life insurance income increased $3 million due to higher claim benefits
  - Mortgage income remained relatively stable; purchased rights to service $2.7 billion of mortgage loans in 2Q17

Year-over-Year:

- Non-interest income and adjusted non-interest income[(1)] relatively flat
  - Card & ATM and service charges increased $5 million and $3 million, respectively, due to increased customer activity
  - Wealth management income increased $5 million due to higher investment management & trust fees
  - Mortgage income decreased $6 million due to lower production

Non-interest income

($ in millions)



$526
$599
$522
$510
$525
55
10
6
166
99
103
68
46
38
166
105
107
78
46
42
173
103
103
59
43
31
168
104
109
56
41
32
6
169
104
108
60
40
38
2Q16
3Q16
4Q16
1Q17
2Q17
Capital markets
Mortgage income
Other
Wealth management income
Card and ATM fees
Service charges on deposit accounts
Selected items(1)

(1) Non-GAAP; see appendix for reconciliation
(2) Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

REGIONS

7

Prudently managing expenses

Quarter-over-Quarter:

- Expenses increased $32 million or 4%; adjusted expenses[1] increased $27 million or 3%
  - Salaries and Benefits increased $19 million and included full quarter impact of merit increases and $10 million pension settlement charge (which is not adjusted)
  - Professional, legal and regulatory increased $6 million due to an increase in legal settlement expense
  - Furniture & equipment expense increased $5 million associated with capital investment projects and technology initiatives
- Adjusted efficiency ratio[1] increased 50 bps to 63.2% and included the pension settlement charge (included in NIE) and operating lease impairment charge (included in NIR); these charges negatively impacted the ratio by 100 bps

Year-over-Year:

- Expenses decreased $6 million or 1%; adjusted expenses[1] increased $10 million or 1%
  - Higher salaries and benefits, FDIC insurance assessments, professional, legal & regulatory and furniture and equipment expense were partially offset by reduction in provision for unfunded credit losses and lower marketing and other real estate expenses

Non-interest expenses



($ in millions)
$915
26
889
$934
22
912
$899
22
877
$877
5
872
$909
10
899
2Q16
3Q16
4Q16
1Q17
2Q17
Adjusted Non-Interest Expense(1)
Selected Items(1)

(1) Non-GAAP; see appendix for reconciliation

REGIONS

8

Stable asset quality

Net charge-offs and ratio


($ in millions)
$72
55
0.35%
17
$54
48
0.26%
6
$83
69
0.41%
14
$100
87
0.51%
13
$68
50
0.34%
18
2Q16
3Q16
4Q16
1Q17
2Q17
Net Charge-Offs (Direct Energy)
Net Charge-Offs (Non-Energy)
Net Charge-Offs ratio

Criticized Business Loans


($ in millions)
$3,664
2,586
1,078
$3,742
2,718
1,024
$3,612
2,641
971
$3,538
2,671
867
$3,280
2,525
755
2Q16
3Q16
4Q16
1Q17
2Q17
Criticized (Direct Energy)
Criticized (Non-Energy)

NPLs and coverage ratio[(1)]


($ in millions)
$1,025
745
124%
112%
280
$1,078
773
123%
104%
305
$995
684
138%
110%
311
$1,004
694
135%
106%
310
$823
556
163%
127%
267
2Q16
3Q16
4Q16
1Q17
2Q17
NPLs (Non-Energy) (1)
NPLs (Direct Energy)(1)
Coverage Ratio
Coverage excluding Direct Energy(2)

- Provision for loan losses was $20 million less than net charge-offs primarily attributable to reductions in NPLs, criticized and classified loans across various industries
- Decrease in NPLs driven by broad based improvement in commercial loans; decrease in criticized business loans driven by declines in energy, transportation & warehousing, wholesale goods and other industries
- Allowance for loan losses, as a percent of NPLs, was 127%; excluding direct energy this ratio increased linked quarter from 135%[(2)] to 163%[(2)]
- Direct energy charge-offs totaled $18 million for the quarter and $31 million for the year

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

REGIONS

9

Industry leading capital and liquidity ratios • No objection to 2017 CCAR capital plan; $1.47 billion in share repurchases and proposed 29% increase in quarterly common stock dividend to $0.09 • Returned 70% of earnings to shareholders through dividends and share repurchases in 2Q17 • Fully phased in pro-forma Basel III common equity tier 1 ratio estimated at 11.3%(1)(2), well above regulatory minimums • At period end, Regions was fully compliant with the final Liquidity Coverage Ratio rule (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances 10 Tier 1 capital ratio(1) Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2) Loan-to-deposit ratio(3) 2Q16 3Q16 4Q16 1Q17 2Q17 11.7% 11.9% 12% 12.1% 12.2% 2Q16 3Q16 4Q16 1Q17 2Q17 10.8% 11% 11.1% 11.2% 11.3% 2Q16 3Q16 4Q16 1Q17 2Q17 84% 82% 81% 80% 82%

2017 Expectations 11 • Excluding the impact of the third-party indirect-vehicle portfolio, full-year average loans are expected to be flat to slightly down compared to the prior year* • Full year average deposits are expected to be relatively stable with the prior year* • Net interest income and other financing income growth of 3%-5%* • Adjusted non-interest income growth of 1%-3%* • Adjusted expenses 0%-1%; full year efficiency ratio ~62% • Adjusted operating leverage of 2%-4% • Full year effective tax rate expected in the 30%-31% range** • Net charge-offs of 35-50 bps Note: The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. * Expectations are unchanged compared to 1Q17, but have been revised since originally announced in 4Q16. ** Expectation revised in 2Q17.

Appendix 12

Selected Items Impacting Earnings • Incurred $7 million of branch consolidation charges in 2Q17 primarily associated with the consolidation of 22 additional branches expected to close in 4Q17 • Recognized $5 million of deferred gains in 2Q17 associated with the sale of $171 million of affordable housing residential mortgage loans to Freddie Mac during 4Q16 • Incurred a $10 million pension-related settlement charge in 2Q17; included in salaries and employee benefits • Incurred a $7 million impairment charge reducing the value of certain operating lease assets in 2Q17 compared to $5 million in 1Q17; recorded as a reduction in other non-interest income 13 Quarter Ended ($ amounts in millions, except per share data) 6/30/2017 3/31/2017 6/30/2016 Pre-tax adjusted items: Branch consolidation, property and equipment charges $ (7) $ (1) $ (22) Salaries and benefits related to severance charges (3) (4) (1) Professional, legal and regulatory expense — — (3) Gain on sale of affordable housing residential mortgage loans 5 — — Securities gains (losses), net 1 — 6 Diluted EPS impact* $ — $ — $ (0.01) Pre-tax additional selected items**: Pension settlement charge $ (10) $ — $ — Operating lease impairment charges (7) (5) — FDIC insurance refund — — 6 * Based on income taxes at a 38.5% incremental rate. ** Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments.

Commercial retail lending overview

($ in millions)	As of 6/30/17						
	Loan Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	# of Clients *
REITs	$1,503	$2,797	54%	—	—	27
Investor real estate (IRE)	1,034	1,115	93%	21	2%	356
C&I	1,358	2,480	55%	43	3%	7,204
CRE-OO	662	692	96%	34	5%	1,311
ABL	643	1,735	37%	22	3%	26
Total Retail (1)	$5,200	$8,819	59%	$120	2%	8,924

Total retail

- Approximately $250 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls
- Portfolio exposure to REIT's specializing in enclosed malls consists of a small number of credits, all of which are investment grade
- IRE portfolio is widely distributed, largest tenants typically include 'basic needs' anchors
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$450 million outstanding to ~1,100 clients
  - Building materials, garden equipment & supplies ~$200 million outstanding to ~700 clients
  - Non-store retailers ~$170 million outstanding to ~270 clients
  - Less than $65 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores
- ABL portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely
- Securities portfolio includes ~$810 million of post-crisis issued AAA rated CMBS with exposure to retail within the diversified collateral pool; protected with 34% credit enhancement, and losses expected to be de minimis in severely adverse scenario; portfolio also includes ~$83 million in retail related high quality, investment grade corporate bonds

(1) Does not include $28 million of retail related operating leases.
* Represents the number of clients with loan balances outstanding.

REGIONS
14

Energy lending overview

($ in millions)	As of 6/30/17 Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	As of 3/31/17 Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$601	$926	65%	$335	56%	$647	$1,015	64%	$375	58%
Exploration and production (E&P)	678	1,261	54%	388	57%	664	1,298	51%	445	67%
Midstream	519	1,188	44%	13	3%	502	1,152	44%	27	5%
Downstream	81	299	27%	16	20%	83	278	30%	16	19%
Other	106	287	37%	3	3%	117	256	46%	3	3%
Total direct	1,985	3,961	50%	755	38%	2,013	3,999	50%	866	43%
Indirect	544	994	55%	103	19%	514	913	56%	112	22%
Direct and indirect	2,529	4,955	51%	858	34%	2,527	4,912	51%	978	39%
Operating leases	97	97	—	58	60%	119	119	—	61	51%
Loans held for sale	1	1	—	1	100%	—	—	—	—	—
Total energy	$2,627	$5,053	52%	$917	35%	$2,646	$5,031	53%	$1,039	39%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 6.9% of direct energy balances at 6/30/17 vs 6.1% at 3/31/17
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 22% of energy related balances; the majority are Exploration & Production and Midstream
- Energy charge-offs are $18 million for 2Q17 and $31 million for 2017 year to date
- Under a stressed scenario with oil averaging below $25, incremental losses could total $100 million over the next 8 quarters
- Utilization rate has remained between 40-60% since 1Q15
- 13% of direct energy loans are on non-accrual status
- ALLL/NPL excluding direct energy is 163%[1]

Note: Securities portfolio contained ~$4MM of high quality, investment grade corporate bonds that are energy related at 6/30/17, unchanged from 3/31/17. A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.
(1) Non-GAAP; see appendix for reconciliation

REGIONS

15

Energy lending - Oil Field Services and Exploration & Production detail

Type	As of 6/30/17 ($ in millions)	# of Clients*	Commentary
Marine	$395	8	Sector remains under stress. Approximately 45% of marine outstandings are under contract for remainder of 2017.
Integrated OFS	92	6	Improving conditions for companies servicing onshore activity. Average utilization remains at 30% indicating clients have ample liquidity.
Compression	50	2	Linked to movement of natural gas. Sector is more stable and lower risk than other sectors.
Fluid Management	10	2	Improvement in this sector as rig counts have improved. Exposure is minimal after recent payoffs.
Pre-drilling / Drilling	54	3	Outlook for onshore drillers is improving. Offshore drillers remain stressed; however Regions only has minimal exposure to offshore drillers.
Total Oil Field Services (OFS)	$601	21	
Exploration and production (E&P)	$678	27**	
Total OFS and E&P	$1,279		

OFS Portfolio

- 47% shared national credit (SNC) loans
- 65% utilization rate compared to 64% in 1Q17
- 83% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Majority of borrowing is senior secured
- 97% shared national credit (SNC) loans
- 54% utilization rate compared to 51% in 1Q17
- 84% Non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

REGIONS
16

Commercial - Non-Energy, $2,177 Investor Real Estate, $123 Consumer Real Estate Secured, $1,137 Consumer Non-Real Estate Secured, $295 Commercial - Energy (Direct), $417 Loan balances by select states Texas Louisiana Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Commercial - Non- Energy, $4,399 Investor Real Estate, $1,122 Consumer Real Estate Secured, $1,121 Consumer Non-Real Estate Secured, $987 Commercial - Energy(Direct), $1,037 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $46 $39 $245 $69 $17 $416 Dallas 93 31 154 53 31 362 San Antonio — 26 51 41 25 143 Other 9 65 91 3 33 201 Total $148 $161 $541 $166 $106 $1,122 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Baton Rouge $35 $1 $8 $13 $21 $78 New Orleans 5 5 1 1 6 18 Other 1 5 5 1 15 27 Total $41 $11 $14 $15 $42 $123 17 $4.1B$8.7B

Loan balances by select states Alabama Mississippi Commercial - Non- Energy, $5,069 Investor Real Estate, $275 Consumer Real Estate Secured, $3,586 Consumer Non-Real Estate Secured, $822 Commercial - Non-Energy, $1,445 Investor Real Estate, $130 Consumer Real Estate Secured, $932 Consumer Non-Real Estate Secured, $347 Commercial - Energy (Direct), $38 18 $2.9B$9.8B Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total Birmingham $14 $21 $5 $19 $23 $82 Huntsville 82 15 5 3 1 106 Mobile / Baldwin County 2 15 3 2 11 33 Other 7 10 18 11 8 54 Total $105 $61 $31 $35 $43 $275 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $80 $80 Jackson/Other 4 5 19 1 3 32 Gulfport / Biloxi / Pascagoula — — 18 — — 18 Total $4 $5 $37 $1 $83 $130 Commercial- Energy (Direct), $11

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		**6/30/2017**	3/31/2017	12/31/2016	9/30/2016	6/30/2016	2Q17 vs. 1Q17		2Q17 vs. 2Q16	
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	**$ 909**	$ 877	$ 899	$ 934	$ 915	$ 32	3.6 %	$ (6)	(0.7)%
Adjustments:										
Professional, legal and regulatory expenses [1]		**—**	—	—	—	(3)	—	NM	3	(100.0)%
Branch consolidation, property and equipment charges		**(7)**	(1)	(17)	(5)	(22)	(6)	NM	15	(68.2)%
Loss on early extinguishment of debt		**—**	—	—	(14)	—	—	NM	—	NM
Salary and employee benefits—severance charges		**(3)**	(4)	(5)	(3)	(1)	1	(25.0)%	(2)	200.0 %
Adjusted non-interest expense (non-GAAP)	B	**$ 899**	$ 872	$ 877	$ 912	$ 889	$ 27	3.1 %	$ 10	1.1 %
Net interest income and other financing income (GAAP)		**$ 882**	$ 859	$ 853	$ 835	$ 848	$ 23	2.7 %	$ 34	4.0 %
Taxable-equivalent adjustment		**22**	22	21	21	21	—	NM	1	4.8 %
Net interest income and other financing income, taxable-equivalent basis	C	**$ 904**	$ 881	$ 874	$ 856	$ 869	$ 23	2.6 %	$ 35	4.0 %
Non-interest income (GAAP)	D	**$ 525**	$ 510	$ 522	$ 599	$ 526	$ 15	2.9 %	$ (1)	(0.2)%
Adjustments:										
Securities (gains) losses, net		**(1)**	—	(5)	—	(6)	(1)	NM	5	(83.3)%
Insurance proceeds [1]		**—**	—	—	(47)	—	—	NM	—	NM
Leveraged lease termination gains, net [1]		**—**	—	—	(8)	—	—	NM	—	NM
Gain on sale of affordable housing residential mortgage loans [1]		**(5)**	—	(5)	—	—	(5)	NM	(5)	NM
Adjusted non-interest income (non-GAAP)	E	**$ 519**	$ 510	$ 512	$ 544	$ 520	$ 9	1.8 %	$ (1)	(0.2)%
Total revenue, taxable-equivalent basis	C+D=F	**$ 1,429**	$ 1,391	$ 1,396	$ 1,455	$ 1,395	$ 38	2.7 %	$ 34	2.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	**$ 1,423**	$ 1,391	$ 1,386	$ 1,400	$ 1,389	$ 32	2.3 %	$ 34	2.4 %
Efficiency ratio (GAAP)	A/F	**63.6%**	63.1%	64.4%	64.2%	65.6%				
Adjusted efficiency ratio (non-GAAP)	B/G	**63.2%**	62.7%	63.2%	65.3%	64.0%				
Fee income ratio (GAAP)	D/F	**36.8%**	36.7%	37.4%	41.2%	37.7%				
Adjusted fee income ratio (non-GAAP)	E/G	**36.5%**	36.6%	36.9%	38.8%	37.5%				

NM - Not Meaningful

REGIONS

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The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. Non-GAAP reconciliation continued: Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale 20 As of ($ amounts in millions) 6/30/2017 3/31/2017 12/31/2016 9/30/2016 6/30/2016 Allowance for loan losses (GAAP) A $ 1,041 $ 1,061 $ 1,091 $ 1,126 $ 1,151 Less: Direct energy portion 136 123 147 176 226 Adjusted allowance for loan losses (non-GAAP) B $ 905 $ 938 $ 944 $ 950 $ 925 Total non-accrual loans (GAAP) C $ 823 $ 1,004 $ 995 $ 1,078 $ 1,025 Less: Direct energy non-accrual loans 267 310 311 305 280 Adjusted total non-accrual loans (non-GAAP) D $ 556 $ 694 $ 684 $ 773 $ 745 Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP) A/C 1.27x 1.06x 1.10x 1.04x 1.12x Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) B/D 1.63x 1.35x 1.38x 1.23x 1.24x

Non-GAAP reconciliation: Basel III common equity Tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

		As of and for Quarter Ended				
($ amounts in millions)		**6/30/2017**	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma [(1)]						
Stockholder's equity (GAAP)		**$ 16,897**	$ 16,722	$ 16,664	$ 17,365	$ 17,385
Non-qualifying goodwill and intangibles		**(4,932)**	(4,943)	(4,955)	(4,936)	(4,946)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**421**	510	489	(173)	(227)
Preferred stock (GAAP)		**(820)**	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	**$ 11,566**	$ 11,469	$ 11,378	$ 11,436	$ 11,392
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) [(2)]	E	**$ 102,545**	$ 102,199	$ 102,975	$ 103,749	$ 105,199
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	**11.3%**	11.2%	11.1%	11.0%	10.8%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS
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Forward-looking statements 22 Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. The following list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

• The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. Forward-looking statements continued 23

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